Exhibit 99.1

ASTRA ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2022 FINANCIAL RESULTS

ALAMEDA, California — March 30, 2023 — Astra Space, Inc. (“Astra”) (Nasdaq: ASTR) today announced financial results for its fourth quarter and fiscal year ended December 31, 2022.

Astra also announced the successful delivery of its third full Astra Spacecraft Engine™ program in 2022, realizing $3.5 million of contract value.

In addition, Astra announced 278 cumulative committed orders of the Astra Spacecraft Engine™ through March 30, 2023, representing approximately $77 million of contract value. A substantial majority of these orders are expected to be delivered through the end of 2024.

Finally, Astra continues to anticipate commencing test flights of Rocket 4 later this year.

“Our team has been intensely focused on execution. In addition to gaining significant traction in our Space Products business, we achieved critical milestones in the development of Launch System 2, including conducting the first full flight duration run of our first stage engine and substantial progress toward completion of the Rocket 4 production line,” said Chris Kemp, Astra Founder, Chairman and CEO.

“We also took important steps to enable production of the Astra Spacecraft Engine™ at scale through the build-out of our dedicated production facility, which we expect will eventually support production of up to 500 units per year, with our production ramp beginning in Q2 2023,” continued Kemp.

In Q4 2022, Astra continued to align its resources with the near-term opportunities in Launch Services and Space Products, including rationalization of headcount and reduction in consultant, legal, T&E and equipment rental spend.

“We have continued to refine our operating plan to ensure we have the appropriate resources to support customer deliveries and growth of our two core businesses while maintaining a prudent expense profile,” said CFO, Axel Martinez. “As a result of these efforts, our Adjusted Operating Expenses decreased from $44.1 million in Q3 2022 to $40.2 million in Q4 2022.”

Recent Business Highlights:

•	278 cumulative committed orders of the Astra Spacecraft Engine™ through March 30, 2023

•	Completion of dedicated 60,000 square foot Astra Spacecraft Engine™ manufacturing facility

•	Achievement of Launch System 2 development milestones, including first full flight duration run of first stage engine

•	Ended the quarter with approximately $102.8 million in cash, cash equivalents, and marketable securities

Fourth Quarter 2022 Financial Highlights:

For the three months ended December 31, 2022:

•	GAAP Gross Profit was $0.0 million

•	GAAP Other Income was $5.4 million (including $3.5 million in Astra Spacecraft Engine™ deliveries)

•	GAAP Net Loss was $44.3 million

•	Adjusted Net Loss* was $37.3 million

•	Adjusted EBITDA Loss* was $36.6 million

•	Capital expenditures during the quarter totaled $7.6 million

•	Cash, cash equivalents, and marketable securities totaled $102.8 million

*	Denotes Non-GAAP financial measure. Refer to “Explanation of Adjusted (or Non-GAAP) Financial Measures” later in this press release for reconciliation of GAAP to Non-GAAP financial measures.

First Quarter 2023 Outlook

As of March 30, 2023, we are providing guidance for the first quarter 2023 based on current market conditions, our focus on the development of Launch System 2, and our ongoing investments to scale our Space Products business. We emphasize that the guidance is subject to various important cautionary factors referenced in the section entitled “Forward-Looking Statements” below and our annual report on Form 10-K for the year ended December 31, 2022, including risks and uncertainties associated with geopolitical conditions and their potential impact on our business as well as our ability to continue operating as a going concern.

For the first quarter ending March 31, 2023, we currently expect:

•	adjusted EBITDA loss* to be between $37.0 million and $41.0 million,

•	basic shares outstanding to be between 269 million and 271 million shares, and

•	capital expenditures to be between $6.0 million and $8.0 million

*	Denotes Non-GAAP financial measure. Refer to “Explanation of Adjusted (or Non-GAAP) Financial Measures” later in this press release for reconciliation of GAAP to Non-GAAP financial measures.

Conference Call Information

In conjunction with this announcement, Astra will host a conference call for investors at 1:30 p.m. PT (4:30 p.m. ET) today to discuss fourth quarter and fiscal year 2022 results and our outlook for the first quarter ending March 31, 2023. The live webcast and a replay of the webcast will be available on the Investor Relations section of Astra’s website: https://investor.astra.com/news-and-events/events-and-presentations.

About Astra Space, Inc.

Astra’s mission is to improve life on Earth from space® by creating a healthier and more connected planet. Today, Astra offers one of the lowest cost-per-launch dedicated orbital launch services of any operational launch provider in the world, and one of the industry’s first flight-proven electric propulsion systems for satellites, Astra Spacecraft Engine™. Astra delivered its first commercial launch to low Earth orbit in 2021, making it the fastest company in history to reach this milestone, just five years after it was founded in 2016. Astra (NASDAQ: ASTR) was the first space launch company to be publicly traded on Nasdaq. Visit astra.com to learn more about Astra.

Forward Looking Statements

Certain statements made in this press release are “forward-looking statements”. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, actual results may differ materially from Astra’s expectations or projections, including the following factors, among others: (i) the failure to meet projected development, delivery and launch targets, including as a result of the decisions of governmental authorities or other third parties not within our control; (ii) changes in applicable laws or regulations; (iii) the ability of Astra to meet its financial and strategic goals, due to, among other things, competition and the dedication of our launch resources to the development of Launch System 2 and its ability to continue operating as a going concern; (iv) the ability of Astra to pursue a growth strategy and manage growth profitability without additional funding; (v) the possibility that Astra may be adversely affected by other economic, business, and/or competitive factors; (vi) the ability to manage its cash outflows related to its business operations, (vii) the ability of Astra to develop its space services offering as part of its long-term business and growth strategy and (viii) other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the Securities and Exchange Commission by Astra.

Explanation of Non-GAAP (or Adjusted) Financial Measures

This press release includes information about Adjusted Gross Profit (Loss), Adjusted Net Loss and Adjusted EBITDA (collectively the “non-GAAP financial measures”), all of which are non-GAAP financial measures. These non-GAAP financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with Astra’s condensed consolidated financial statements prepared in accordance with GAAP. Non-GAAP financial measures are reconciled to their most comparable GAAP measures in the table set forth in this release.

We believe that both management and our investors benefit from referring to these non-GAAP financial measures in planning, forecasting and analyzing future periods. Specifically, our management uses these non-GAAP financial measures in planning, monitoring and evaluating our financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management recognizes that the non-GAAP financial measures have inherent limitations because of the excluded items described below.

We believe that providing the non-GAAP financial measures, together with the reconciliation to GAAP measures, helps investors make comparisons between Astra and other companies in our industry. In making any comparisons to other companies in our industry, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measure and the corresponding GAAP measure provided by each company under applicable SEC rules.

We define Free Cash Flow as cash used in operating activities including cash used for capital expenditures.

Adjusted Gross Profit (Loss) differs from GAAP Gross Profit (Loss) in that it excludes inventory adjustments related to Rocket 3.

Adjusted Net Loss differs from GAAP Net Loss in that it excludes the following items: (a) stock-based compensation, (b) loss on change in fair value of contingent consideration, (c) cash earnout compensation cost related to the acquisition of Apollo Fusion, (d) inventory write-downs related to discontinuance of production of Launch System 1, (e) capitalized launch costs write-downs related to discontinuance of production of Launch System 1 (f) impairment charge, (g) employee retention credit, (h) PPP loan forgiveness, and (i) other special items, including related Worker Adjustment and Retraining Notification (WARN), employee safety, licensed technology, and a contract cancellation.

We define Adjusted EBITDA as Adjusted Net Loss, excluding the following items: (a) interest expense and interest income, (b) income tax expense, (c) loss on marketable securities, and (d) depreciation and amortization. We are unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort.

Astra Space, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands except per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Revenues
Launch services	$—	$—	$5,899	$—
Space products	—	—	3,471	—

Total Revenues	—	—	9,370	—

Cost of revenues
Launch services	—	—	28,193	—
Space products	—	—	1,337	—

Total cost of revenues	—	—	29,530	—

Gross profit (loss)	—	—	(20,160)	—
Operating expenses
Research and development	29,120	36,239	140,666	80,398
Sales and marketing	3,949	1,882	17,401	4,111
General and administrative	24,468	24,040	85,285	74,752
Impairment expense	1,773	—	76,889	—
Goodwill impairment	—	—	58,251	—
Gain (loss) on change in fair value of contingent consideration	(9,049)	(4,700)	20,200	(4,700)

Total operating expenses	50,262	57,461	398,692	154,561

Operating income (loss)	(50,262)	(57,461)	(418,852)	(154,561)
Interest income (expense), net	602	25	1,748	(1,169)
Other income (expense), net	5,352	6,169	5,666	31,346
Loss on extinguishment of convertible notes	—	—	—	(131,908)
Loss on extinguishment of convertible notes attributable to related parties	—	—	—	(1,875)

Income (loss) before taxes	(44,308)	(51,267)	(411,438)	(258,167)
Income tax (benefit) provision	—	(2)	—	(385)

Net income (loss)	$(44,308)	$(51,265)	$(411,438)	$(257,782)

Adjustment to redemption value on Convertible Preferred Stock	—	—	—	(1,011,726)

Net income (loss) attributable to common stockholders	$(44,308)	$(51,265)	$(411,438)	$(1,269,508)

Basic and diluted loss per share
Weighted average basic and diluted shares - Class A	212,732	202,982	210,178	110,837
Loss per share	$(0.17)	$(0.20)	$(1.55)	$(7.82)
Weighted average basic and diluted shares - Class B	55,539	56,232	55,539	51,548
Loss per share	$(0.17)	$(0.20)	$(1.55)	$(7.82)

Astra Space, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	December 31, 2022	December 31, 2021
Assets:
Cash and cash equivalents	$33,644	$325,007
Marketable securities	69,173	—
Trade accounts receivable	5,327	1,816
Inventories	6,800	7,675
Prepaid and other current assets	10,838	12,238

Total current assets	125,782	346,736
Property, plant and equipment, net	24,271	66,316
Right-of-use asset	12,813	9,079
Goodwill	—	58,251
Intangible assets, net	10,132	17,921
Other non-current assets	1,701	721

Total assets	$174,699	$499,024

Liabilities and Stockholders’ Equity:
Accounts payable	$1,799	$9,122
Operating lease obligation, current portion	3,800	1,704
Contingent consideration	33,900	—
Accrued expenses and other current liabilities	42,043	29,899

Total current liabilities	81,542	40,725
Operating lease obligation, net of current portion	9,051	7,180
Contingent consideration, net of current portion	—	13,700
Other non-current liabilities	1,796	899

Total liabilities	92,389	62,504
Total stockholders’ equity	82,310	436,520

Total liabilities and stockholders’ equity	$174,699	$499,024

Astra Space, Inc.

Summary Cash Flow Data:

(Unaudited, in thousands)

	Three Months Ended		Twelve Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Cash used in operating activities	$(40,823)	$(34,780)	$(175,438)	$(114,356)
Capital expenditures	(7,580)	(19,629)	(47,623)	(38,349)

Free cash flow (non-GAAP)	(48,403)	(54,409)	(223,061)	(152,705)

Cash used in investing activities	6,729	(19,779)	(117,359)	(61,059)
Cash provided by financing activities	130	914	1,434	489,811

Astra Space, Inc.

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

(Unaudited, in thousands)

	Three Months Ended		Twelve Months Ended
	December 31 , 2022	December 31, 2021	December 31, 2022	December 31, 2021
Revenues
Launch services	$—	$—	$5,899	$—
Space products	$—	$—	$3,471	$—

Total revenues	—	—	9,370	—

Cost of revenues
Launch services	—	—	28,193	—
Space products	—	—	1,337	—

Total cost of revenues	—	—	29,530	—

GAAP gross profit (loss)	—	—	(20,160)	—
Inventory adjustments	—	—	10,200	—
Capitalize launch costs write downs	—	—	2,213	—

Adjusted gross profit (loss)	—	—	(7,747)	—

GAAP net income (loss)	(44,308)	(51,265)	(411,438)	(257,782)
Stock-based compensation	12,324	19,278	55,904	39,743
Fair value of warrant liabilities	—	(5,234)	—	(25,681)
Gain (loss) on change in fair value of contingent consideration	(9,049)	(4,700)	20,200	(4,700)
Apollo cash earnout compensation	—	4,449	675	5,811
Inventory adjustments	—	—	11,212	—
Capitalized launch cost write downs	—	—	2,213	—
Loss on extinguishment of convertible notes	—	—	—	133,783
Impairment expense	1,773	—	76,889	—
Goodwill impairment	—	—	58,251	—
Employee retention credit	—	—	(4,283)	—
PPP loan forgiveness	—	—	—	(4,850)
Legal Settlement	—	—	—	750
Other special items	1,974	—	4,770	3,969

Adjusted net income (loss)	(37,286)	(37,472)	(185,607)	(108,957)
Interest (income) expense, net	(602)	(25)	(1,748)	1,169
Income tax (benefit) expense	—	(2)	—	(385)
Realized (gain) loss on investment	—	—	123	—
Depreciation and amortization	1,270	1,431	13,328	5,327

Adjusted EBITDA	(36,618)	(36,068)	(173,904)	(102,846)

Investor Contact:

investors@astra.com

Media Contact:

press@astra.com